U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

STERLING MINING COMPANY

(Exact name of registrant as specified in its charter)

000-51669

(Commission File No.)

Idaho	82-0300575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d’Alene, ID 83814

(Address of principal executive offices)

(208) 666-4070

(Registrant’s telephone number)

Not Applicable

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

Effective December 18, 2008, Dave Waisman resigned as a member of the Board of Directors (the “Board”) of Sterling Mining Company. (the “Company”), thereby reducing the size of the Board to five (5) members.

On September 10, 2008, Kevin Shiell has resigned as Executive Vice President.

On September 12, 2008 Sterling Mining Company agreed to compensate interim President, J. Kenney Berscht $15,000 per month effective June 1st, 2008. A cash payment for deferred compensation of $54,072 was made on December 2, 2008 with revenues resulting from the sale of Sterling de Mexico’s San Acacio project. The cash payment was in addition to his June 2008 through August 15, 2008 compensation previously paid.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: December 23, 2008	By:	/s/ Kenneth R. Rux
Kenneth R. Rux
Chief Financial Officer

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